Exhibit 10.1

Execution Version

ALLARITY THERAPEUTICS, INC.

SECURED NOTE PURCHASE AGREEMENT

This Secured Note Purchase Agreement dated as of November 22, 2022 (this “Agreement”), is entered into by and among Allarity Therapeutics, Inc. (the “Company”), and the entity listed on the schedule of investors attached hereto as Schedule I (the “Investor”).

RECITALS

A. The Company has authorized the sale and issuance of three secured promissory notes, the first issued at the Initial Closing, as defined below, in an aggregate principal amount of $350,000 with respect to a new loan funded at the Initial Closing, the second also issued at the Initial Closing in the principal amount of $1,666,640 which represents the payment of $1,666,640 due to 3i, LP in Alternative Conversion Floor Amounts that began to accrue on July 14, 2022, and the third issued at the “Subsequent Closing, as defined below, in an aggregate principal amount of $650,000 with respect to a new loan funded at the Subsequent Closing, subject to the terms and conditions set forth in this Agreement.

B. On the terms and subject to the conditions set forth herein, the Investor is willing to purchase from the Company, and the Company is willing to sell to the Investor, the secured promissory notes.

C. The secured promissory notes will be secured for the benefit of the Investor in accordance with the terms of the Security Agreement, in substantially the form attached hereto as Exhibit B (the “Security Agreement”).

D. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Funds; The Notes; Use of Proceeds.

(a) Issuance of Notes. At the applicable Closing (as defined below), and subject to the terms and conditions of Section 2 below, the Company agrees to issue and sell, subject to the terms and conditions hereof, and the Investor agrees to purchase, the secured promissory notes in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amounts of $350,000 and $1,666,640 at the Initial Closing, and a Note in the principal amount of $650,000 at the Subsequent Closing as more specifically set forth on Schedule I with respect to such Closing. The Indebtedness evidenced by the Notes shall be senior in right of payment to all of the Company’s other Indebtedness (as defined below).

(b) Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used, after payment of transaction expenses, for the Company’s re-audit of its consolidated financial statements for the fiscal year ended 2021, the repayment of $1,666,640 due to 3i, LP in Alternative Conversion Floor Amounts that began to accrue on July 14, 2022, and for working capital and general corporate purposes.

2. Closings; Delivery.

(a) Initial Closing. The initial sale and purchase of the Notes set forth on Schedule I under the table titled “Initial Closing” shall take place at a closing (a “Closing”) to be held at such place and time as the Company and the Investor may determine (the “Closing Date”). If there is more than one Closing, the term “Closing” shall apply to each such closing unless otherwise specified herein and the term “Closing Date” shall apply to the date of each such Closing

(b) Subsequent Closing. After the initial Closing, upon (i) confirmation that a registration statement on a Form S-1 has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is currently awaiting effectiveness, relating to a confidentially marketed public offering (a “CMPO”), and (ii) approval by the Company’s shareholders of an increase in authorized common stock in an amount sufficient to cover the CMPO, the Company shall sell, and the Investor shall purchase, on the same terms and conditions as those contained in this Agreement, the additional Note set forth on Schedule I under the table titled “Subsequent Closing.”

(c) Delivery. At each Closing, the Company will deliver to the Investor the respective Notes to be purchased by the Investor at such Closing against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto with respect to such Closing (the “Purchase Price”). Each of the Notes will be registered in the Investor’s name in the Company’s records..

3. Representations and Warranties of the Company. Except as otherwise set forth herein or as set forth on the Disclosure Schedule, attached as Schedule II, delivered to the Investor at the applicable Closing (the “Disclosure Schedule”), the Company represents and warrants to the Investor that as of each Closing Date:

(a) Organization, Valid Existence and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own its properties and assets and to carry on its business as presently conducted. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition or business.

(b) Authorization. All corporate action on the part of the Company and its directors necessary for the performance of the Company’s obligations under this Agreement, the Security Agreement and the Notes (collectively, the “Transaction Documents”) will be taken prior to the Closing. This Agreement and the Notes when issued pursuant to the terms hereof, will be valid, binding and enforceable obligations of the Company, subject to the laws of general application relating to bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(c) Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated hereby and thereby do not (i) violate the Company’s certificate of incorporation or bylaws, each as amended to date (“Charter Documents”), or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person or entity to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company (other than any lien or encumbrance arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(d) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the stockholders of any Person) is required in connection with the execution and delivery of this Agreement and the Notes and the performance and consummation of the transactions contemplated hereby. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, or any other entity and any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(e) Intellectual Property. To the Company’s knowledge, the Company owns or possesses, directly or indirectly, sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business without any conflict with, or infringement of the rights of, others.

(f) Litigation. Except as set forth in Item 3(f) of the Disclosure Schedule, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company at law or in equity in any court or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) result in a material liability or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated hereby and thereby.

(g) Taxes. Except as set forth in Item 3(g) of the Disclosure Schedule, there are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

(h) No Indebtedness. Except as set forth in Item 3(h) of the Disclosure Schedule and other than the Notes, the Company does not have any indebtedness for money borrowed or any other secured indebtedness or any Contingent Obligations related thereto (“Indebtedness”). “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(i) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (as defined below) (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Notes; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

4. Representations and Warranties of Investor. The Investor represents and warrants to the Company upon the acquisition of a Note as follows:

(a) Binding Obligation. The Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of the Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance.

(i) The Investor has been advised that the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is aware that the Company is under no obligation to effect any such registration with respect to the Notes or to file for or comply with any exemption from registration. The Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

(ii) The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(iii) The Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(iv) The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath the Investor’s name on Schedule I hereto.

(c) Access to Information. The Investor acknowledges that the Company has given the Investor access to the corporate records and accounts of the Company and to all material information in its possession relating to the Company, has made its officers and representatives available for interview by the Investor, and has furnished the Investor with all documents and other information required for the Investor to make an informed decision with respect to the purchase of the Notes. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

(d) Legal Counsel. The Investor has had the opportunity to review this Agreement, the exhibits and schedules attached hereto and the transactions contemplated by this Agreement with its own legal counsel.

(e) Brokers or Finders. The Investor has not engaged any brokers, finders or agents, and neither the Company nor the Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for s’ fees or agents’ commissions or any similar charges in connection with the transactions contemplated by this Agreement.

(f) Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(g) No “Bad Actor” Disqualification Events. Neither (i) the Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Investor is subject to any Disqualification Event (as defined in Section 3(i)), except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

5. Conditions to Closing of the Investor. The Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in writing in whole or in part by the Investor:

(a) Representations and Warranties. Subject to the Disclosure Schedule, including any update thereto delivered to the Investor prior to or at the time the Investor executes this Agreement, the representations and warranties made by the Company in Section 3 hereof shall have been true and correct when made, and shall be true and correct on any Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Notes shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor.

(e) Transaction Documents. The Company shall have duly executed and delivered to the Investor this Agreement, the Security Agreement, and each Note issued hereunder, and the Company will take all actions reasonably requested by the Investor necessary to perfect the Investor’s security interest in the collateral, in accordance with the terms of this Agreement and the Security Agreement

6. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by the Investor in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Notes shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

(d) Purchase Price. The Investor shall have delivered to the Company the Purchase Price in respect of the Note being purchased by the Investor referenced in Section 2 hereof.

7. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and the Investor.

(b) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to principles of choice of law.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the Closing until the first anniversary of the applicable Closing Date.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 7(e) and 7(e) below, the rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (ii) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f) Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

(g) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

(h) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party as follows: (i) if to the Investor, at the Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as the Investor shall have furnished the Company in writing, or (ii) if to the Company, at the Company’s current address for its principal offices, Attn: Chief Executive Officer, or at such other address or facsimile number as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(i) Expenses. Each party shall be responsible for its own costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement.

(j) Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

ALLARITY THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ James G. Cullem
Name:	James G. Cullem, J.D.
Title:	Chief Executive Officer

[Company Signature Page to Secured Note Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

3i, L.P.,
a Delaware limited partnership

By:	/s/ Maier Tarlow
Name:	Maier Tarlow
Title:	Manager of the GP

[Investor Signature Page to Secured Note Purchase Agreement]

SCHEDULE I

SCHEDULE OF INVESTORS

SCHEDULE II

DISCLOSURE SCHEDULE

Exhibit A

FORM OF NOTE

Exhibit B

SECURITY AGREEMENT